Exhibit 99.2

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed, on December 22, 2025, Vireo Growth Inc. (the “Company” or “Vireo”) entered into a merger agreement pursuant to which a wholly owned subsidiary of the Company would merge with and into Eaze, Inc. (“Eaze”), with Eaze surviving as a wholly owned subsidiary (the “Eaze Merger”). The Eaze Merger was completed on April 1, 2026.

In connection with the closing of the Eaze Merger, the Company issued an aggregate of 90,379,591 subordinate voting shares as estimated closing consideration, of which a portion was delivered to a payment agent for distribution to former Eaze stockholders and a portion was placed into escrow. The estimated closing consideration is subject to customary post-closing adjustments, including adjustments for cash, indebtedness, transaction expenses, working capital and certain tax items. Former Eaze stockholders may also be entitled to receive additional subordinate voting shares in the form of earnout consideration based on the achievement of certain financial targets following December 31, 2026, subject to specified limitations. In addition, the Company issued RSUs to certain Eaze employees in connection with the Eaze Merger, including (i) fully vested RSUs issued at closing and (ii) additional RSUs that vest based on continued employment and are tied to the achievement of earnout-related performance conditions.

The Eaze Merger was accounted for as a business combination in accordance with U.S. GAAP, with management concluding Vireo is the accounting acquirer.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Eaze adjusted to give effect to the Eaze Merger. The following unaudited pro forma condensed combined financial information, has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Eaze, both of which have December 31 fiscal year ends, as adjusted to give effect to the Eaze Merger. The unaudited proforma condensed combined balance sheet as of December 31, 2025 gives effect to the Eaze Merger as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 gives effect to the Eaze Merger as if it had occurred on January 1, 2025.

The pro forma adjustments are based on available information and assumptions that management believes are reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for Eaze, which is based on a purchase price allocation, which includes known information and preliminary estimates of fair value for certain equity instruments and contingent consideration. While this is management’s best estimate at this time, the valuation of these equity instruments and contingent consideration is still in progress and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists. The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Eaze Merger. Actual results may be materially different from the unaudited proforma condensed combined financial information presented herein.

The unaudited proforma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Eaze Merger occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the proforma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

			Transaction
			Accounting		Pro Forma
	Vireo	Eaze	Adjustments		Combined
ASSETS
Currents assets:
Cash	$102,229,759	$3,259,716	$—		$105,489,475
Restricted cash	20,265,212	—	—		20,265,212
Marketable securities	1,020,243	—	—		1,020,243
Accounts receivable, net	13,761,917	1,848,176	—		15,610,093
Income tax receivable	22,756,544	—	—		22,756,544
Inventory	59,969,928	11,428,335	—		71,398,263
Prepayments and other current assets	3,896,577	2,060,121	—		5,956,698
Warrants held	1,684,691	—	—		1,684,691
Notes receivable	79,226,015	—	—		79,226,015
Assets held for sale	300,000	—	—		300,000

Total current assets	305,110,886	18,596,348	—		323,707,234

Property and equipment, net	217,505,538	31,772,999	—		249,278,537
Operating lease right‑of‑use asset	53,368,204	33,398,798	—		86,767,002
Intangible assets, net	117,471,678	15,661,186	(15,661,186)	B	117,471,678
Goodwill	87,534,561	—	6,460,400	B	93,994,961
Investments	6,000,000	—	—		6,000,000
Deposits	4,390,559	—	—		4,390,559
Indemnified tax assets	25,772,866	—	19,531,656	B	45,304,522
Deferred tax asset	—	1,077,906	—		1,077,906
Other assets	—	1,337,976	—		1,337,976

Total assets	$817,154,292	$101,845,213	$10,330,870		$929,330,375

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$50,254,506	$18,205,563	$1,309,445	A	$69,769,514
Income taxes payable	—	7,739,950	—		7,739,950
Convertible debt, current portion	1,300,000	—	—		1,300,000
Long-term debt, current portion	16,290,000	5,227,708	(5,227,708)	C	16,290,000
Operating right-of-use liability, current	3,556,576	3,864,415	—		7,420,991
Finance right-of-use liability, current	—	1,631,126	—		1,631,126
Uncertain tax liability	119,954,000	11,791,706	—		131,745,706
Derivative liability	172,811	—	—		172,811

Total current liabilities	191,527,893	48,460,468	(3,918,263)		236,070,098

Operating right-of-use liability, net of current portion	146,308,253	33,203,198	—		179,511,451
Finance right-of-use liability, net of current portion	—	1,395,880	—		1,395,880
Long-term debt, net	127,644,855	2,230	(2,230)	C	127,644,855
Convertible debt, net	8,600,000	—	—		8,600,000
Contingent consideration	24,448,000	—	—		24,448,000
Deferred tax liabilities	10,217,000	—	—		10,217,000
Other long-term liabilities	983,299	—	—		983,299

Total liabilities	509,729,300	83,061,776	(3,920,493)		588,870,583

STOCKHOLDERS’ EQUITY
Subordinate Voting shares ($- par value, unlimited shares authorized; 1,057,131,571 shares issued and outstanding at December 31, 2025)	—	—	—		—
Multiple Voting Shares ($- par value, unlimited shares authorized; 233,192 shares issued and outstanding at December 31, 2025)	—	—	—		—
Common stock	—	4	(4)	B	—
Preferred stock - Series A and B	—	64,020,000	(64,020,000)	B	—
Additional paid in capital	606,974,461	85,598	(85,598)	B	606,974,461
	—	—	34,344,245	B	34,344,245
Accumulated deficit	(299,549,469)	(45,322,165)	45,322,165	B	(299,549,469)
	—	—	(1,309,445)	A	(1,309,445)

Total stockholders’ equity	307,424,992	18,783,437	14,251,363		340,459,792

Total liabilities and stockholders’ equity	$817,154,292	$101,845,213	$10,330,870		$929,330,375

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

			Transaction
			Accounting		Pro Forma
	Vireo	Eaze	Adjustments		Combined

Revenue	$268,769,268	$141,140,072	$—		$409,909,340
Cost of sales
Product costs	122,009,304	82,148,802	—		204,158,106
Non-cash product costs	17,805,282	—	—		17,805,282
Inventory valuation adjustments	1,859,305	—	—		1,859,305

Gross profit	127,095,377	58,991,270	—		186,086,647
Operating expenses
Selling, general and administrative expenses	81,186,632	67,272,297	—		148,458,929
Transaction related expenses	11,208,273	118,000	1,309,445	D	12,635,718
Stock-based compensation expenses	18,663,707	—	1,330,000	E	19,993,707
Depreciation	11,337,597	2,215,278	—		13,552,875
Amortization	5,747,651	—	—		5,747,651

Total operating expenses	128,143,860	69,605,575	2,639,445		200,388,880

Loss from operations	(1,048,483)	(10,614,305)	(2,639,445)		(14,302,233)

Other income (expense)
Interest expense, net	(15,905,534)	(352,949)	—		(16,258,483)
Interest expense on finance lease liabilities - Minnesota & New York	(14,348,831)	—	—		(14,348,831)
Impairment of long-lived assets	(2,600,000)	—	—		(2,600,000)
Gain (loss) on disposal of assets and debt	(7,866,997)	—	—		(7,866,997)
Gain (loss) on change in the fair value of contingent consideration	(9,617,000)	—	—		(9,617,000)
Derivative gain (loss)	(172,811)	—	—		(172,811)
Other income (expense)	11,648,748	(326,631)	—		11,322,117

Other income (expenses), net	(38,862,425)	(679,580)	—		(39,542,005)

Loss before income taxes	(39,910,908)	(11,293,885)	(2,639,445)		(53,844,238)

Deferred income taxes recoveries (expenses)	13,406,000	1,077,906	—		14,483,906
Current income tax expense	(41,609,000)	(13,907,298)	—		(55,516,298)

Net loss and comprehensive loss	(68,113,908)	(24,123,277)	(2,639,445)		(94,876,630)

Net loss per share - basic and diluted	$(0.09)	—	—		$(0.11)

Weighted average shares used in computation of net loss per share - basic and diluted	734,738,785	—	—		825,118,376

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information represents the combined companies’ (Vireo and Eaze) unaudited pro forma condensed combined balance sheet as of December 31, 2025 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo and Eaze, adjusted to give effect to the Eaze Merger, and should be read in conjunction with the historical financial statements from which they are derived.

The unaudited pro forma condensed combined financial information is presented in United States dollars.

The unaudited pro forma condensed combined balance sheet gives effect to the Eaze Merger as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations gives effect to the Eaze Merger as if it had occurred on January 1, 2025.

In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations, the following historical information was used:

●	Vireo’s audited consolidated financial statements as of and for the year ended December 31, 2025, as filed with the SEC on March 17, 2026; and
●	Eaze, Inc. and Subsidiaries’ audited consolidated financial statements as of and for the year ended December 31, 2025.

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Eaze Merger had been completed on the dates or for the period presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Eaze Merger.

Note 2. Accounting Policies and Reclassifications

Subsequent to the consummation of the Eaze Merger, management has commenced a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

In preparing the unaudited pro forma condensed combined financial information, certain reclassifications were made to Eaze’s historical financial statement presentation to conform to Vireo’s presentation

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Eaze Merger and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information, has been prepared in accordance with Article 11 of Regulation S-X as amended. Vireo and the Eaze have not had any historical relationship prior to the Eaze Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Eaze Merger and related transactions occurred on January 1, 2025. The basic and diluted earnings per share has been calculated as of December 31, 2025, prior to Vireo’s reverse stock split, which was effective June 5, 2026. If the reverse stock split had occurred as of December 31, 2025, the pro forma weighted average shares used in computation of net loss per share - basic and diluted, would be 27,503,946.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2025, are as follows:

A

Represents Vireo’s total estimated transaction costs not yet recorded in the 2025 historical financial statements, which include advisory, banking, legal and due diligence fees that were incurred in connection with the Eaze Merger.

B

Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Eaze Merger is being accounted for as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Vireo has not completed its purchase price allocation and the amounts noted are preliminary.

●	Issuance of Vireo’s Subordinated Voting Shares to Eaze as consideration transferred
●	The recognition of acquired goodwill and intangible assets. The expected useful life and amortization period for the intangible and long-lived assets acquired is generally 15 years.
●	The recognition of indemnified tax assets
●	Elimination of the Eaze accumulated deficit balance and common and preferred stock balances to additional paid-in- capital. Refer to the table in Note 4 below for additional information related to these adjustments.

CTo remove liabilities not purchased pursuant to the Merger Agreement.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows:

D

Represents estimated remaining transaction costs not already reflected in the December 31, 2025 historical financial statements of Vireo of $1,309,445 as if incurred on January 1, 2025, the date the Eaze Merger occurred for purposes of the unaudited pro forma condensed combined statement of operations.

E

Represents fully vested retention awards, further described below, granted to Eaze employees on the date of closing of the Merger valued at $0.38 for 3,500,000 restricted stock units (the “Closing RSUs”).

Pursuant to the Merger Agreement, within 30 days following the closing of the transactions under the Merger Agreement, the Company will issue an aggregate of 3,500,000 Closing RSUs to certain employees of Eaze in consideration for such employees’ good faith efforts in connection with the closing of the transactions. Each Closing RSU will be fully vested as of the date of issuance.

Note 4. Estimated Purchase Price Consideration

The estimated preliminary purchase price allocation for the Eaze Merger and the corresponding aggregate Merger Consideration is presented in the table below as if the Eaze Merger closed on December 31, 2025. Following the close of the Eaze Merger on April 1, 2026, management prepared a preliminary purchase price allocation. The preliminary allocation is subject to revision as additional information becomes available regarding the fair values of the assets acquired and liabilities assumed during the measurement period.

In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of December 31, 2025, approximate their fair value. Management has not finalized the purchase price allocation. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material.

Management will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available. The final allocation is expected to be completed within twelve months of the Eaze Closing Date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations to intangible assets, such as trade names, licenses, and customer relationships, as well as goodwill; (3) other changes to assets and liabilities; and (4) changes to consideration related to the valuation of contingent consideration.

The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the accounting treatment associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below.

Merger Consideration:

Estimated Merger Consideration of $34,344,245 is based on the Company’s closing share price of $0.38 on April 1, 2026 multiplied by the number of Vireo Subordinate Voting Shares issued of 90,379,591.

Contingent consideration

Eaze EBITDA Earn-Out Shares:

Pursuant to the Merger Agreement, subject to the terms and conditions of the Merger Agreement, former stockholders of Eaze may receive additional Subordinate Voting Shares pursuant to earnout payments following December 31, 2026 based on an EBITDA figure of $76,800,000, less the Base Consideration of $34,344,245, adjusted for certain items as described in the Earn-Out Amount in the Merger Agreement, including certain fees payable in connection with the above purchase price adjustment if not otherwise paid by the Stockholder Representative, certain equipment lease expenses, and tax items, and paid out using a share price for the Subordinate Voting Shares of the higher of $1.05 or the 20-day volume weighted average price of the Subordinate Voting Shares as of the trading day immediately prior to December 31, 2026. In no event shall the number of Subordinate Voting Shares issued in respect of earnout payments under the Merger Agreement exceed the number of shares issued as closing merger consideration under the Merger Agreement.

The contingent consideration valuation has not been finalized; however, management’s current best estimate is there will be zero value.

Identifiable Net Assets Acquired

In connection with the Eaze Merger, the Company will recognize intangible assets as reflected in the table below. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets become impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.

The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and has not been finalized. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies, and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.

Fair Value
Components of total estimate purchase price consideration
Merger consideration - Subordinate Voting Shares	$34,344,245

Assets acquired
Cash	$3,259,716
Accounts receivable	1,848,176
Inventory	11,428,335
Prepayments and other current assets	2,060,121
Operating lease, right-of-use asset	33,398,798
Property and equipment	31,772,999
Indemnified tax assets	19,531,656
Deferred tax asset	1,077,906
Other assets	1,337,976

Total tangible assets	105,715,683

Goodwill	6,460,400

Total assets	112,176,083

Accounts payable and accrued liabilities	(18,205,563)
Income taxes payable	(7,739,950)
Right-of-use lease liabilities	(40,094,619)
Uncertain tax liability	(11,791,706)

Total liabilities assumed	(77,831,838)

Net assets acquired	$34,344,245

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Eaze Merger, assuming the shares were outstanding since January 1, 2025. As the Eaze Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Eaze Merger have been outstanding for the entirety of the period presented.

The basic and diluted earnings per share has been calculated as of December 31, 2025, prior to Vireo’s reverse stock split, which was effective June 5, 2026. If the reverse stock split had occurred as of December 31, 2025, the pro forma weighted average shares used in computation of net loss per share - basic and diluted, would be 27,503,946.

For the Year Ended
December 31, 2025 (1)
Numerator:
Pro forma net loss	$(94,876,630)
Denominator:
Weighted average shares outstanding - basic and diluted (2)	825,118,376
Net loss per share:
Basic and diluted	$(0.11)
Excluded securities (3):
Stock options	34,712,901
Warrants	18,541,586
Restricted stock units	63,065,217
Shares issuable to convertible debt holders	15,920,000
Eaze contingent consideration (4)	—

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.
(2)	The following is the calculation of the weight shares outstanding – basic and diluted.

Weighted average shares used in computation of net loss per share - basic and diluted	734,738,785

Shares issued in acquisition (deemed outstanding for full year)	90,379,591

Weighted average shares outstanding	825,118,376

(3)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, because their effect would have been anti-dilutive.
(4)	Represents shares that may potentially be issued to the former stockholders of Eaze under Item 2.01 of the Eaze Merger Agreement.